Exhibit 10.10

NOTE PURCHASE AGREEMENT

March 29, 2012

Adcare Health Systems, Inc.

5057 Troy Road

Springfield, Ohio 45502

Attn:	Boyd P. Gentry
Chief Executive Officer

Dear Ladies and Gentlemen:

The undersigned (the “Note Purchaser”) offers to enter into this Note Purchase Agreement (this “Note Purchase Agreement”) with Adcare Health Systems, Inc., an Ohio corporation (the “Company”), which, upon acceptance of this offer by the Company, will be binding upon the Company and the Note Purchaser.  This offer is made subject to written acceptance hereof by the Company at or before 6:00 P.M., Eastern Time, on the date hereof, unless extended by agreement by the parties.

SECTION 1.         PURCHASE AND SALE OF THE NOTE

Based upon the terms and conditions and upon the representations herein set forth, the Note Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell and deliver to the Note Purchaser, a single promissory note (the “Note”), which will, except as otherwise agreed to in writing by the Note Purchaser and the Company, or as otherwise provided therein, (i) mature on October 1, 2012 (the “Stated Maturity Date”), (ii) bear interest at the rate of ten percent (10.00%) per annum, (iii) be substantially in the form of Exhibit A, attached hereto and made a part hereof, and (iv) be in a principal amount not in excess of $3,500,000.  As additional consideration to the Note Purchaser, and as an inducement to the Note Purchaser to purchase the Note, the Company will, contemporaneously with its execution and delivery of the Note to the Note Purchaser, execute and deliver to the Note Purchaser, warrants to purchase up to 300,000 shares of the Company’s common stock (the “Shares”), exercisable at any time through and including April 1, 2015, at a price of $4.00 per Share (the “Warrants”).  Except as to the specific provisions set forth in the preceding sentence, the Warrants will be substantially in the form as those that the Company issued to Attosa Financial LLC (“Attosa”) in connection with Attosa’s purchase of the Company’s $3,500,000 Promissory Note dated September 30, 2010.

SECTION 2.         DELIVERY OF THE NOTE AND CLOSING

At 10:00 a.m. (Eastern Time) on March 30, 2012, or at such other time or on such earlier or later date as to which we may mutually agree (the “Closing Date”), the Company will cause the Note and the Warrants to be delivered to Gregory D. Hughes, as escrow agent, to be held and disbursed in accordance with that certain escrow instruction letter of even date herewith.  On or before March 30, 2012, the Note Purchaser shall deposit with escrow agent the purchase price in an amount equal to one hundred percent (100%) of the face amount of the Note, in federal or other immediately available funds by wire.

SECTION 3.         REPRESENTATIONS AND AGREEMENTS OF THE NOTE PURCHASER

The Note Purchaser represents to and agrees with the Company that, as of the date hereof:

(a)           The Note Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, having all requisite power and authority to carry on its business as now constituted.

(b)           The Note Purchaser has received all information with respect to the Company that it has requested from the Company in order to purchase the Note.

(c)           The documents relating to the purchase of the Note have been reviewed by the Note Purchaser and contain terms acceptable to, and agreed to by, the Note Purchaser.

(d)           The Note Purchaser has the requisite authority to enter into this Note Purchase Agreement.  This Note Purchase Agreement has been duly executed and delivered by the Note Purchaser and, assuming the due authorization, execution and delivery by the Company, is the binding and valid obligation of the Note Purchaser, enforceable in accordance with its terms, except that the enforceability hereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or equitable principles affecting creditors’ rights or remedies generally.

SECTION 4.         REPRESENTATIONS, WARRANTIES, COVENANTS OF THE COMPANY

The Company represents to and agrees with the Note Purchaser that, as of the date hereof and the date of the Closing:

(a)           Disclosure.  The written statements made, and information provided, to the Note Purchaser, by or on behalf of the Company, in connection with the transactions contemplated herein (collectively, the “Disclosure Information”), are true, correct and complete in all material respects, and such information and statements do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such statements and information, in light of the circumstances under which they are, or were made, not misleading.

(b)           Existence.  The Company is, and will continue to be, a corporation, duly organized, validly existing, in good standing under the laws of the State of Ohio, with full power and authority to own its properties and conduct its business as and where the same are now owned and conducted.

(c)           Authority.  The Company has the requisite power and authority to enter into and consummate all of the transactions contemplated on its part by this Note Purchase Agreement, the Note, the Warrants, or any other document required by the terms hereof or of any thereof to be executed and delivered by the Company (collectively, the “Transaction Documents”).

(d)           Due Execution and Delivery of Documents.  This Note Purchase Agreement has been duly executed and delivered by the Company and, when executed and delivered by the Note Purchaser, will be, and the other Transaction Documents, when executed and delivered by the Company (if applicable) and the other parties thereto, will be, legal, valid and binding agreements of the Company, enforceable in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws in effect from time to time affecting the rights of creditors generally and to the availability of equitable relief.

(e)           No Conflicts.  The acceptance, execution and delivery of this Note Purchase Agreement and the other Transaction Documents, and the compliance with the provisions hereof and thereof do not and will not violate or conflict with (in any material respect) any resolution adopted by the Company’s board of directors, to the knowledge of the Company, do not and will not conflict with or violate, or result in or constitute a material breach of or default under, any indenture, mortgage, deed of trust, guaranty, lease, agreement or other instrument to which the Company is a party or by which the Company or any of its property is bound, which would have a materially adverse effect on the transactions contemplated by this Note Purchase Agreement, or, to the knowledge of the Company, conflict with or violate any provision of any law, administrative rule or regulation, or any judgment, order or decree to which the Company or any of its property is subject.

(f)            Compliance with Law.  Except as may otherwise be disclosed in writing to the Note Purchaser, the Company is in substantial compliance with all applicable federal, state and local laws and ordinances (including rules and regulations) that are applicable to it or its business operations and financial affairs.

SECTION 5.         INDEMNIFICATION

(a)           Scope of Indemnification by the Company.  The Company hereby agrees to indemnify, protect, defend and hold harmless the Note Purchaser, each member and employee thereof, and each person, if any, who controls the Note Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (any such person being herein sometimes called an “Indemnified Party”), against all losses, claims, damages, liabilities or expenses, whether joint or several, to which any such Indemnified Party may become subject, under any statute or regulation at law or in equity or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact set forth in of the Disclosure Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or which is necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading in any material respect, and will reimburse any legal or other expenses reasonably incurred by any such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.  Provided, however, that such indemnity shall not extend to any Indemnified Party if the loss, claim, damage or liability is caused by the gross negligence or willful misconduct of the Indemnified Party.  This indemnity agreement shall not be construed as a limitation on any other liability that the Company may otherwise have to any Indemnified Party, provided that in no event shall the Company be obligated for double indemnification.

(b)           Procedure.  An Indemnified Party shall, promptly after the receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnification may be sought against the Company, notify the Company in writing of the commencement thereof.  Failure of the Indemnified Party to give such notice will reduce the liability of the Company by the amount of damages attributable to the failure of the Indemnified Party to give such notice to the Company, but the omission to notify the Company of any such action shall not relieve the Company from any liability that it may have to such Indemnified Party otherwise than under this section.  In case any such action shall be brought against an Indemnified Party and such Indemnified Party shall notify the Company of the commencement thereof, the Company may, or if so requested by such Indemnified Party shall, participate therein or assume the defense thereof, with counsel satisfactory to such Indemnified Party (it being understood that, except as hereinafter provided, the Company shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties in such action), and after notice from the Company to such Indemnified Party of an election so to assume the defense thereof, the Company will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that unless and until the Company assumes the defense of any such action at the request of such Indemnified Party, the Indemnified Party shall have the right to participate at its own expense in the defense of any such action.  If the Company shall not have employed counsel to take charge of the defense of any such action, or if an Indemnified Party shall have reasonably concluded that there may be defenses available to it or other Indemnified Parties that are different from or additional to those available to the Company (in which cases the Company shall not have the right to direct the defense of such action on behalf of such Indemnified Party) or to other Indemnified Parties, legal and other expenses, including the expenses of separate counsel incurred by such Indemnified Party shall be borne by the Company.

SECTION 6.         CONDITIONS OF THE NOTE PURCHASER’S OBLIGATIONS

The Note Purchaser has entered into this Note Purchase Agreement in reliance upon the representations and agreements of the Company herein and the performance by the Company of its obligations hereunder, both as of the date hereof and as of the Closing Date.  The Note Purchaser’s obligations under this Note Purchase Agreement are and shall be subject to the following further conditions:

(a)           Conditions at or Prior to the Closing.  Receipt by the Note Purchaser of the following documents at or prior to the Closing, all of which shall be fully executed (except for any necessary signature by the Note Purchaser):

(i)            The Note and the Warrants;

(ii)           A certificate, dated the date of the Closing, and signed by the Secretary or an Assistant Secretary of the Company, which sets forth or includes evidence satisfactory to the Note Purchaser, that: (A) the Company’s execution, delivery and performance of its obligations under the Transaction Documents have been duly authorized by all necessary corporate action of the Company; and (B) Boyd P. Gentry has been duly authorized by all necessary corporate action of the Company to execute and deliver, on behalf of the Company, all Transaction Documents to which the Company is a party;

(iii)          A certificate, dated the date of the Closing, signed by a duly authorized officer of the Company, and satisfactory to the Note Purchaser, to the effect that (A) each of the representations and warranties of the Company contained in this Note Purchase Agreement is true, accurate and complete on the Closing Date as if made on and as of the Closing Date, (B) each of the agreements of the Company to be complied with and each of the obligations of the Company to be performed hereunder on or prior to the Closing Date have been complied with and performed, and (C) as of the Closing Date, there has been no material adverse change in the status, business, condition or prospects (financial or otherwise) of the Company; and

(iv)          Such additional certificates, instruments, opinions of counsel, or other documents or conditions as the Note Purchaser may reasonably request, including, but without limitation to the generality of the foregoing, a requirement that the public sales price of the Shares, on the date of Closing, be not less than $3.50.

(b)           Failure to Satisfy Conditions.  If there shall be a failure to satisfy any of the conditions to the Note Purchaser’s obligations contained in this Note Purchase Agreement, or if the Note Purchaser’s obligations shall be terminated for any reason permitted by this Note Purchase Agreement, this Note Purchase Agreement shall terminate and neither the Note Purchaser nor the Company shall have any further obligation hereunder, except as provided in Section 9 hereof.

SECTION 7.         TERMINATION

The Note Purchaser shall have the right to terminate this Note Purchase Agreement by notifying the Company of its election to do so, if at the time of such notification, between the date hereof and the Closing Date, (i) there shall have occurred any new outbreak of hostilities or other unforeseen national or international calamity or crisis, the effect of such new outbreak, calamity or crisis on the financial markets of the United States being such in the reasonable judgment of the Note Purchaser as to materially adversely affect the value of the Note; (ii) there shall be in force a general suspension of trading on the New York Stock Exchange or minimum or maximum prices for trading shall have been fixed and be in force or maximum ranges for prices for securities shall have been required and be in force on the New York Stock Exchange, whether by virtue of a determination by that Exchange or by order of the Securities and Exchange Commission or any other governmental authority having jurisdiction; (iii) a general banking moratorium shall have been established by federal or applicable state authorities; (iv) any event, not caused by the Note Purchaser, shall have occurred or shall exist which, in the reasonable opinion of the Note Purchaser, makes untrue or incorrect, as of such time, in any material respect, any material statement or information contained in the Disclosure Information or makes the Disclosure Information inadequate by reason of the omission of information which should be reflected therein in order to make the statements and information contained therein not misleading as of such time; (v) a stop order, ruling, regulation or official statement by or on behalf of the Securities and Exchange Commission shall be issued or made to the effect that the issuance, offering or sale of the Note or the Warrants, or of obligations of the general character of the Note or Warrants, is in violation of any provision of the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended; or (vi) the Note Purchaser’s due diligence examination in respect of the issuance of the Note and Warrants shall have revealed any fact or circumstance that, in the reasonable judgment of the Note Purchaser, would materially and adversely affect the value of the Note or the Warrants.

SECTION 8.         PAYMENT OF FEES AND EXPENSES

(a)           Payment by the Company.  Except as provided in Paragraph (b) below, the Company shall pay all expenses incident to the sale of the Note, including but without limitation, (A) the cost of the preparation (including printing, duplicating and distribution) of this Note Purchase Agreement, the Transaction Documents, or any amendment or supplement thereto, and (B) the fees of the Note Purchaser, the Note Purchaser’s Counsel, and any other counsel, experts or consultants retained by the Company or the Note Purchaser.

(b)           Payment by Purchaser.  Except as provided in the foregoing Paragraph (a), the Note Purchaser shall pay the cost of all regulatory expenses incurred by the Note Purchaser in connection with its purchase of the Note.

SECTION 9.         ISSUANCE OF ADDITIONAL WARRANTS  If, for any reason, the entire principal amount of the Note, together with all interest accrued thereon, shall not be paid in full when due, in accordance with the terms thereof, the Company shall, no later than ten (10) days after the date on which such payment was due, issue to the Note Purchaser warrants to purchase up to 50,000 shares of the Company’s common stock (the “Shares”), exercisable at any time through and including the third anniversary of the date of the issuance thereof, at a price of $4.00 per Share (the “Additional Warrants”).

SECTION 10.       NOTICES

Any notices or other communication to be given under this Note Purchase Agreement may be given by delivering the same in writing as follows:

As to the Company:	Adcare Health Systems, Inc.
5057 Troy Road
Springfield, Ohio 45502

	Attn:	Boyd P. Gentry
Chief Executive Officer

As to the Note Purchaser:	Cantone Asset Management LLC
c/o Cantone Research, Inc.
766 Shrewsbury Avenue
Tinton Falls, NJ 07724

	Attention:	Anthony J. Cantone
Managing Member

or to such different address written notice of which is given to each of the other parties hereto.

SECTION 11.       PARTIES IN INTEREST AND SURVIVAL OF REPRESENTATIONS

(a)           Parties in Interest.  This Note Purchase Agreement is made solely for the benefit of the Company and the Note Purchaser (including their respective successors or assigns), and no other person, partnership, association or corporation shall acquire or have any right hereunder or by virtue hereof.

(b)           Survival of Representations.  All representations and agreements of the Company in this Note Purchase Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Note Purchaser and all representations and agreements of the Company and the Note Purchaser shall survive the delivery of and payment for the Note.

SECTION 12.       MISCELLANEOUS

(a)           Headings.  The headings of the sections and Paragraphs of this Note Purchase Agreement are inserted for convenience only and shall not be deemed to be a part hereof.

(b)           Governing Law.  This Note Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

(c)           Counterparts.  This Note Purchase Agreement may be executed, accepted and approved in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute and accept or approve this Note Purchase Agreement by signing any such counterpart.

If you agree with the foregoing, please sign the enclosed counterpart of this Note Purchase Agreement and return it to the Note Purchaser. This Note Purchase Agreement shall become a binding agreement by and between the Company and the Note Purchaser when at least one counterpart of this Note Purchase Agreement shall have been signed by or on behalf of each of the parties hereto.

{Signatures on Following Page}

Very truly yours,

CANTONE ASSET MANAGEMENT LLC

By:	/s/ Anthony J. Cantone
Anthony J. Cantone
Managing Member

Accepted as of the date first

above written:

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Boyd P. Gentry
Chief Executive Officer